Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Closes 5-Year Investment Grade Notes Offering Totaling $125.0 Million

MENLO PARK, Calif., February 28, 2022 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced the closing of a private notes offering totaling $125.0 million in aggregate principal amount of 5.00% Notes due February 2027 (the “Notes”).

“We are pleased to have completed our third investment grade notes offering to date, further enhancing the flexibility and diversification of our balance sheet,” said Sajal Srivastava, president and chief investment officer of TPVG. “The proceeds from this offering position us well to support our continued portfolio growth, and we appreciate the strong interest and support from our growing group of investors.”

The Notes are unsecured and bear an interest rate of 5.00% per year, payable semiannually, will mature on February 28, 2027, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a premium.

The Company intends to use the net proceeds from this offering to repay outstanding borrowings under its $350.0 million revolving credit facility, to fund investments in accordance with its investment objectives and for other general corporate purposes.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about the TriplePoint Capital, visit https://www.triplepointcapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements included herein constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future events, performance, condition or results and involve a number of risks and uncertainties. Actual events, performance, condition or results, including the use of proceeds from the offering of the Notes, may differ from those described herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual events, performance, condition or results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding current market volatility and access to capital, and other factors the Company identifies from time to time in its filings with the SEC. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The Company undertakes no duty to update any forward-looking statements made herein, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	The IGB Group Mike Adamo 860-977-3829 madamo@igbir.com